Exhibit 23.0

MADSEN & ASSOCIATES, CPA=s INC.

684 East Vine St, # 3

Certified Public Accountants and Business Consultants

Murray, Utah 84107

Telephone 801-268-2632

Fax 801-262-3978

March 17, 2005

U.S. Securities and Exchange Commission

450 5th Street , N.W.

Washington, D.C. 20549

Re:    Consent to be named in the S-8 Registration Statement of T-Bay Holdings, Inc.

Dear Sirs:

We hereby consent to the use of our report for the year ended December 31, 2003, dated May 20, 2004 in the above referenced Registration Statement.  We also consent to the use of our name as experts in such Registration Statement.

                                                           /s/ Madsen & Associates CPA=s Inc.